Exhibit 99.1

SuRo Capital Corp. Second Quarter Preliminary Investment Portfolio Update

Net Asset Value Anticipated to be $16.50 to $17.00 Per Share

SAN FRANCISCO, CA., July 14, 2021 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today provided the following preliminary update on its investment portfolio for the second quarter ended June 30, 2021.

“As we have done over the past several quarters, we would like to provide an update on the ongoing activity in our investment portfolio and a preliminary quarter-end update for our shareholders. Based on information presently available, for the quarter ended June 30, 2021, we anticipate SuRo Capital’s net asset value to be approximately $16.50 to $17.00 per share, inclusive of the effects of $2.50 per share of dividends declared and paid during the quarter. This represents our highest dividend-adjusted net asset value per share since inception,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital. “During the second quarter, we made new equity investments in Skillsoft Corp. and Trax Ltd. in addition to follow-on investments in Architect Capital PayJoy SPV, LLC and Blink Health, Inc.”

Klein continued, “In line with our previously discussed strategy to invest in pre-merger SPAC PIPEs and SPAC founder shares, we also made a $2.7 million investment in Colombier Sponsor LLC and retained two board seats as part of the transaction. We continue to evaluate exciting opportunities within the SPAC market and believe our proprietary access within the SPAC universe has delivered, and will continue to surface, unique opportunities for SuRo Capital.”

As previously reported, SuRo Capital’s net assets totaled approximately $436.0 million, or $18.01 per share, at March 31, 2021 and approximately $192.7 million, or $11.84 per share, at June 30, 2020. As of June 30, 2021, SuRo Capital’s net asset value is estimated to be between $16.50 and $17.00 per share. This range includes a customary discount to the quarter-end pricing of investments in public common shares, as those shares were subject to certain lock up provisions at quarter-end.

As of June 30, 2021, there were 26,540,743 shares of the Company’s common stock outstanding.

Investment Portfolio Update

At June 30, 2021, SuRo Capital held positions in 34 portfolio companies – all privately-held with the exception of Coursera, Inc and Skillsoft Corp.

During the three months ended June 30, 2021, SuRo Capital made the following new investments:

Portfolio Company	Investment	Transaction Date	Amount
Colombier Sponsor LLC(1)	Common Share Units & Warrant Units	Various	$2.7 million
Skillsoft Corp.	Common Shares	6/8/2021	$10.0 million
Trax Ltd.	Ordinary Shares & Investec Shares	6/9/2021	$10.0 million

(1)	Colombier Sponsor LLC is the sponsor of Colombier Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

During the three months ended June 30, 2021, SuRo Capital funded the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
Architect Capital PayJoy SPV, LLC	Membership Interest in Lending SPV	Various	$2.1 million(1)
Blink Health Inc.	Series C Preferred Shares	6/28/2021	$5.0 million

(1) As of June 30, 2021, $2.6 million of a $10.0 million capital commitment to Architect Capital PayJoy SPV LLC had been called and funded.

During the three months ended June 30, 2021, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds to SuRo	Realized Gain
Coursera, Inc.	Various	782,090	$39.29	$30.7 million	$26.9 million
Palantir Lending Trust SPV I	Various	N/A	N/A	$0.2 million(2)	$0.2 million(2)
Residential Homes For Rent, LLC d/b/a Second Avenue	Various	N/A	N/A	$0.3 million(3)	$-(3)
SP Holdings Group, Inc.	4/29/2021	2,542,587	$0.19	$0.5 million	$0.5 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	During the quarter ended June 30, 2021, 100,000 of the Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares were sold. As of June 30, 2021, 612,290 unrestricted Class A common shares remain in Palantir Lending Trust SPV I. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.
(3)	As of June 30, 2021, $0.7 million has been received from Residential Homes For Rent, LLC d/b/a Second Avenue related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.5 million repaid a portion of the outstanding principal and $0.2 million was attributed to interest.

Subsequent to quarter-end, through July 14, 2021, SuRo Capital funded the following investments:

Portfolio Company	Investment	Transaction Date	Amount
Architect Capital PayJoy SPV, LLC	Membership Interest in Lending SPV	7/9/2021	$0.4 million(1)
AltC Sponsor LLC	Common Share Units	7/14/2021(2)	$0.3 million(2)

(1)	As of July 14, 2021, $3.0 million of a $10.0 million capital commitment to Architect Capital PayJoy SPV LLC had been called and funded.
(2)	Anticipated date of funding. AltC Sponsor LLC is the sponsor of AltC Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its second quarter results in early August 2021.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com